Exhibit 99.6
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials' gross profit)

3 Month Rolling Average (%)

	2002	2003	2004	2005	2006	2007
January	23.4	22.3	21.0	17.3	21.3	20.5
February	24.2	21.8	21.6	18.6	22.2	19.7
March	26.0	20.9	21.8	20.7	22.9	20.5
April	27.8	21.2	22.0	21.5	23.4	21.0
May	28.1	20.8	20.8	21.6	24.2	21.4
June	27.9	22.0	20.2	22.6	25.0	21.9
July	26.7	22.2	20.0	22.7	24.6	21.2
August	25.4	23.1	19.6	22.9	22.8	20.1
September	24.7	21.6	17.7	21.2	20.3	18.1
October	24.8	22.2	16.9	21.6	20.4
November	24.4	21.7	16.8	20.9	20.8
December	23.8	22.6	16.6	21.6	21.1

12 Month Rolling Average (%)

	2002	2003	2004	2005	2006	2007
January	22.7	25.4	21.7	18.9	21.8	22.2
February	23.2	25.0	21.8	18.9	21.9	21.9
March	23.8	24.4	22.0	18.8	22.1	21.7
April	24.3	23.8	21.9	19.0	22.3	21.6
May	24.8	23.1	21.8	19.3	22.5	21.2
June	25.2	22.8	21.5	19.7	22.8	21.0
July	25.5	22.6	21.3	19.9	22.8	20.8
August	25.5	22.5	20.9	20.2	22.5	20.5
September	25.8	22.1	20.4	20.4	22.5	20.3
October	25.7	22.0	19.8	20.9	22.4
November	25.6	21.9	19.5	21.1	22.5
December	25.6	21.8	18.9	21.6	22.3